UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DIGIRAD CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 2013 * * * * *

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The
presentation and information contained herein present “forward-looking statements” addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. The matters discussed in these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Digirad’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: statements about the Company’s revenues, expenses, margins, cash flow from operations, personnel and equipment leasing services, centers of influence strategy and benefits, market conditions and trends, heath care dynamics, demand for imaging leasing services and products, imaging modality trends, competitive advantages, utilization, cost control, financial results, restructuring efforts, the positive impact of corporate governance changes, and ability to increase revenue and cash flow on a go-forward basis. This presentation reflects management’s views as of date presented. Except to the limited extent required by applicable law,
Digirad undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

EXECUTIVE SUMMARY
The Digirad Board is newly reconstituted with 5 independent directors
•
4 introduced in past 12 months and recommended by stockholders
The Reconstituted Board has adopted a new strategic plan to drive cash flow and stockholder value
•
Refocus on Digirad Imaging Solutions (DIS) and installed base camera customer service
•
Reduce costs and eliminate less productive  assets
Management team has been resized
•
New President and CEO, CFO, and Diagnostic Imaging President
Digirad Board has adopted significant corporate governance reforms
Digirad Board is committed to returning capital to stockholders through a $12 million stock buyback program
Dissident slate lacks relevant experience and has not articulated a new plan for Digirad

DIGIRAD BOARD IS NEWLY RECONSTITUTED WITH INDEPENDENT DIRECTORS

DIGIRAD

•
Board reconstituted on February 7, 2013 to become a more nimble and cost efficient size
•
Size reduced from 8 members to 6 members
•
Jeff Eberwein appointed Chairman of the Board
•
4 independent directors introduced in past 12 months, each of whom were recommended by our stockholders
•
3 in April 2012; 1 in June 2012
•
All 5 directors standing for re-election are
independent;
going
forward, the Board will be comprised of 5 non-employee independent directors, plus the CEO
•
Board collectively has significant ownership in the Company
•
Over 5% purchased in the open market
•
All directors are in compliance with our director ownership policies
•
Eberwein and Gillman each own directly over 467,000 shares

RECONSTITUTED BOARD IS AGGRESSIVELY MOVING FORWARD TO DRIVE VALUE

DIGIRAD™

•
On February 28, 2013, the reconstituted Board announced a new strategic plan, management changes, the adoption of significant corporate governance reforms, and its commitment to returning cash to stockholders
•
Since February 7, 2013 (the date the Board was reconstituted), the
Company’s stock price has increased almost 40%!
Digirad’s Board has been incredibly responsive to stockholder concerns and is committed to maximizing stockholder value.
Now is not the time to change direction.

NEW 2013 STRATEGIC PLAN TO GENERATE LONG TERM REVENUE GROWTH

✓

✓

✓

✓

✓

✓

✓

DIGIRAD

Digirad Imaging Solutions
•
New strategic focus; it is all about cash flow:
Focus on Digirad Imaging Solutions (DIS) cash flow generation
Execute financially disciplined acquisitions via attractive returns and fast payback;
committed to only acquisitions that make financial sense
Utilize NOLs to offset nearly all, if not all, of the taxable income generated from increased cash flow
Diagnostic Imaging
•
Significant restructuring of the Diagnostic Imaging business to reduce costs
Estimated elimination of $3 million to $4 million of costs annually
Focus on cash flow generation, primarily from customer service business associated with the installed base of cameras
Will continue to sell cameras, but at a slower pace
Main goal is to eliminate investment in less productive assets
Corporate Headquarters Move to Atlanta
•
Certain functions will move to further reduce costs and reduce overhead

New strategic plan committed to returning value to stockholders

DIGIRAD

Increase Value to Stockholders
•
Stockholder value will be increased by:
Reducing costs as we restructure and focus on cash flow
+ Acquiring financially disciplined, cash generating businesses, subject to stockholder approval if cost exceeds $5 million
+ Share repurchases
= Stockholder Value
•
Goal is to ultimately generate $3 million to $4 million annually of consolidated cash flow
Return of Value to Stockholders
•
Announced increase to the Digirad share buyback program on February 28, 2013:
increased from $4 million to $12 million ($10 million available)
•
Cash on hand + cash we will generate + buy back program = Aggressive return to stockholders
•
Commitment to returning value to stockholders further solidified by Company announcement of 10b5-1 buyback plan implemented on March 15, 2013
•
Board undertook aggressive share buyback program because the price is right to buy.

MANAGEMENT CHANGES: THE RIGHT TEAM TO DRIVE STOCKHOLDER VALUE

DIGIRAD

• Management team is being right-sized based on our healthcare services focus
• Top three management positions appointed since September 2012
• Todd Clyde will step down after a transition period (July 2013)
• Several other management positions are being eliminated to make the organization lean and nimble
Matt Molchan, President, Digirad (appointed February 2013)
• More than 10 years experience in mobile imaging
• Digirad employee for over 6 years
• Will become CEO in July 2013
Mickey King, Executive Director, DIS (Appointed January 2012)
• More than 20 years experience in mobile imaging
• Digirad employee for over 6 years
Jeff Keyes, Chief Financial Officer (appointed September 2012)
• History of high growth medical technology companies, including experience in spin-offs, IPOs, and start-up environments
• Experienced in rapid change and restructuring management
Virgil Lott, President, Diagnostic Imaging (appointed February 2013)
• 25 years experience in medical imaging and operations
• Digirad employee for over 7 years

BOARD COMMITTED TO ENHANCING CORPORATE GOVERNANCE & ACCOUNTABILITY

DIGIRAD

Digirad’s Board has:
• Established a CEO stock ownership policy that requires significant participation of the CEO, at 3x annual base salary, which is in line with ISS’ recommended practices
• Adopted a resolution to require stockholder approval for any acquisition in excess of $5 million in purchase price
• Amended our non-management director stock ownership policy in order to increase the amount of stock that each non-employee director must own to continue service to the Board
• Adopted a term limit policy of no more than 10 years
• Instituted a cap on annual issuance of stock equity awards to a maximum of 3%
of the total equity outstanding
Digirad’s Board is committed to corporate governance best practices

Digirad’s Directors Have the Relevant Experience to Execute Our New Strategic Plan and Maximize Value For All Stockholders

•
Over 20 years of Wall Street experience
•
Board experience with a variety of companies
•
Specific experience in mergers & acquisitions as well as proper NOL utilization
•
Significant network of contacts in the investor community that can be leveraged to drive investor interest in Digirad.

Mr. Eberwein is the Founder and CEO of Lone Star Value Investors, LLC, an investment firm. Prior to founding Lone
Star in January 2013, Mr. Eberwein was a Portfolio Manager at Soros Fund Management from January 2009 to
December 2011 and Viking Global Investors from March 2005 to September 2008. Mr. Eberwein also serves on the
Boards of, since May 2012, The Goldfield Corporation, a provider of electrical transmission construction and maintenance services, NTS, Inc., an engineering services company that provides design consulting services, testing and certifications and supply chain management solutions, On-Track Innovations Ltd, a developer and marketer of contactless smartcard technology and product solutions, and Aetrium Incorporated, a global semiconductor company that provides IC handlers and reliability test systems. Mr. Eberwein is the Treasurer and serves on the
Executive Committee of the Board of Hope for New York, a 501(c)(3) organization dedicated to serving the poor in
New York City. Mr. Eberwein earned an MBA from The Wharton School, University of Pennsylvania and a BBA with
High Honors from The University of Texas at Austin.
Jeffrey E. Eberwein – Chairman, Director since 2012
Founder and Chief Executive Officer of Lone Star Value Investors, LLC

DIGIRAD BOARD: HIGHLY QUALIFIED AND INDEPENDENT

DIGIRAD

John M. Climaco – Director since 2012
President, Chief Executive Officer and Director, Axial Biotech, Inc.
•
Extensive executive  and operating experience with healthcare services
•
Track record of raising capital, engineering strategic alliances, building executive teams and managing complex business operations and legal strategies

Mr. Climaco is the President and Chief Executive Officer, as well as a member of the board of directors, of Axial Biotech, Inc., a venture-backed molecular diagnostics company specializing in spine disorders, which he co-founded in January 2003. Under Mr. Climaco’s leadership, and through partnerships he created with companies including Medtronic, Johnson & Johnson and Smith & Nephew, Axial successfully developed and commercialized ScoliScore, the first molecular prognostic test in the orthopedic industry. In 2012 and 2013,
Axial sold its major assets, and is in the process of winding down operations. Prior to founding Axial Biotech,
Mr. Climaco served as a Producer in 1998 and Director of Programming from May 1999 to August 2000 for
Quokka Sports, a venture-backed online media company that went public in 1999. While with Quokka,
Mr. Climaco created partnerships with Intel, Microsoft WebTV, NBC Sports, and National Geographic.
Mr. Climaco practiced with Fabian & Clendenin in corporate and tax law in Salt Lake City from March 2001 to
April 2007. Mr. Climaco earned a B.A. degree in Philosophy, cum laude, from Middlebury College and a J.D.
from the University of California, Hastings College of Law.

Charles M. Gillman – Director since 2012
Portfolio Manager, Nadel and Gussman, LLC
•
Extensive experience with strategic capital allocation and consulting
•
Substantial public board experience

In June 2001, Charles M. Gillman was employed by Nadel and Gussman, LLC (“NG”) to serve as portfolio manager of certain investment portfolios of NG and its related family interests. NG is a management company located in Tulsa, Oklahoma that employs personnel for business entities related to family members of Herbert
Gussman. In June 2002, Mr. Gillman founded Value Fund Advisors, LLC (“VFA”) to serve as investment advisor to certain NG family related assets. VFA discontinued its role as investment advisor to these assets in December 2008.
In December 2008, Mr. Gillman entered into an employment agreement with NG to provide portfolio management services to NG. Pursuant to this employment agreement, Mr. Gillman serves as Portfolio Manager of certain NG and family assets. Mr. Gillman began his career as a strategic management consultant for McKinsey & Company, New
York, where he worked to develop strategic plans for business units of companies located both inside the United
States and abroad. Thereafter and prior to joining NG, Mr. Gillman held a number of positions in the investment industry and developed an expertise in the analysis of companies going through changes in their capital allocation strategy. Mr. Gillman earned a B.S., summa cum laude, from the Wharton School of the University of Pennsylvania in May 1992. In addition, Mr. Gillman currently serves on the boards of directors of Littlefield Corporation, a charitable gaming company, which he joined in May 2008 and where he is a member of the Compensation and
Nominating Committees and previously served on the Audit Committee; and CompuMed, Inc., a private medication management company, which he joined in February 2008. Mr. Gillman also serves on the board of the Penn Club of
New York.

James B. Hawkins - Director since 2012
President, Chief Executive Officer and Director, Natus Medical Incorporated

•
Over 20 years of experience running medical device companies
•
Completed over 20 acquisitions in his career
•
As a Founder and CEO of Invivo Corporation, Mr. Hawkins sold the Company for seven times the value of its IPO price.
•
Since joining Natus Medical, its market cap has grown approximately 700 percent in value.
Since April 2004, Mr. Hawkins has served as the President, Chief Executive Officer and a director of Natus
Medical Incorporated, a provider of healthcare products used for the screening, detection, treatment, monitoring, and tracking of common medical ailments such as hearing impairment, neurological dysfunction, epilepsy, sleep disorders, and certain newborn conditions. Prior to joining Natus Medical, Mr. Hawkins was President, Chief Executive
Officer and a director of Invivo Corporation, a developer and manufacturer of multi-parameter vital sign monitoring equipment, and its predecessor from, 1985 through January 2004. Mr. Hawkins also served as secretary of Invivo from
1986 until January 2004. Mr. Hawkins has served as a director of IRIDEX Corporation, a provider of therapeutic based laser systems, delivery devices and consumable instrumentation used to treat sight-threatening eye diseases in ophthalmology, since October 2007. Mr. Hawkins earned a B.A. degree in Business Commerce from Santa Clara
University and an M.B.A. from San Francisco State University.

DIGIRAD BOARD: HIGHLY QUALIFIED AND INDEPENDENT

DIGIRAD

John W. Sayward – Director since 2008
Retired Partner, Nippon Heart Hospital LLC
•
Over 15 years experience serving as CFO of medical device and pharmaceutical companies
•
Significant experience in financial discipline and financial oversight

From September 2005 to January 2007, Mr. Sayward was a partner at Nippon Heart Hospital LLC, a company that built and managed cardiovascular care hospitals in Japan. From July 2002 to May 2005,
Mr. Sayward was the Executive Vice President and Chief Financial Officer of LMA North America Inc., a
global leader in the manufacture and distribution of medical anesthesia devices. From February 1997 to November 2001, Mr. Sayward served as the Executive Vice President of Finance, Chief Financial
Officer and Treasurer of SICOR Inc., an international pharmaceutical company, and was elected to its board of directors in June 1998. Mr. Sayward earned a B.A. degree from Northwestern University in
1973 and a Master of Management from the Kellogg School of Management at Northwestern
University in 1975.

DIGIRAD BELIEVES RED OAK SLATE WILL DISRUPT THE COMPANY'S PATH TO SUCCESS

DIGIRAD

•
Digirad believes Red Oak is just seeking control without
paying a control premium.  This is their second proxy
contest for control in 2 years, despite a newly
constituted Board comprised entirely of independent
directors.
•
Red Oak has not articulated any new business plan for the
company
•
Red Oak nominees do not have the relevant experience
or knowledge of our business

• November 30, 2011 – Red Oak nominates five candidates for election to the Board at the 2012 Annual Meeting of Stockholders , disclosing an ownership of just 3,000 shares or less than 1% of our outstanding stock. Digirad offered Red Oak 3 Board seats in an attempt to avoid a costly and unproductive proxy contest – Red Oak refused as they only wanted full control

• March 26, 2012 – We announce plans to add up to three new independent directors to the Board with input from our stockholders
• April 23, 2012 – We appoint 3 new independent directors identified by our stockholders
• June 4, 2012 – We appoint 1 new independent director after considering a number of candidates suggested by stockholders, including  two Red Oak nominees
• June 29, 2012 – We entered into a settlement agreement with Red Oak and agreed, among other things, to undertake certain governance and compensation changes
• February 7, 2013 – Our Board is reconstituted with 6 directors; Jeff Eberwein is appointed Chairman
• February 28, 2013 – We announce a new strategic plan, management changes, the adoption of significant corporate governance reforms, and commitment to returning significant cash to stockholders
• February 28, 2013 – We receive notice from Red Oak of its intention to nominate five candidates for election to the Board and bring four business proposals before the 2013 Annual Meeting of Stockholders
• March 13, 2013 – We adopt additional corporate governance reforms and increase our share buyback program to $12 million
• March 14, 2013 – We inform Red Oak of our recent corporate actions and requested that Red Oak withdraw its nominations and business proposals
• March 18, 2013 – Red Oak files its initial Schedule 13D disclosing an ownership just over 5%
• March 28, 2013 – Red Oak withdraws its four business proposals
• April 10, 2013 - Red Oak Partners  files its own proxy statement

Red Oak has not articulated any new strategic plan

→

→

→

→

DIGIRAD

Red Oak has proposed cost-cutting measures and corporate governance reforms that we have already addressed.
•
Red Oak wants greater stock ownership for directors and to reduce Board compensation
Digirad’s Board has already adopted a comprehensive director stock ownership policy, which all directors are in compliance with.  To date, the Digirad directors own over 5% of the outstanding shares.  Digirad also believes its compensation is reasonable based on its size and peer group.  Further, David Sandberg has had least one instance where he joined a
Board and then actually received an increase in pay
•
Red Oak claims it would utilize its network of advisors to bring deal flow
Digirad’s Board already has a very robust network of contacts associated with the space in which we operate.  We do not need to spend $100,000 to review acquisitions as proposed by Red Oak.
•
Red Oak wants to conduct a 382 NOL study to determine proper NOL utilization
Digirad’s Board has already performed this exercise and will utilize its NOLs to offset nearly all, if not all, of the taxable income generated from increased cash flow
•
Red Oak wants to review and rebid most corporate costs
We are already conducting that process. Our new strategic plan includes cutting $3-$4 million of costs annually from our business.

RED OAK HAS NOT ARTICULATED ANY NEW STRATEGIC PLAN – CONT.

→

→

→

DIGIRAD

•
Red Oak would seek to reduce the stockholder threshold to call a special meeting to 10%
Digirad already has a policy that owners of 20% of common stock may call a special meeting, which is a normal and customary level for many companies.
•
Red Oak believes our management compensation is excessive.
As part of our restructuring effort announced in February 2013, we have eliminated many positions, including four executive management level positions,  and their associated compensation.  The remaining lead management positions for the Company and their base salaries (Matt Molchan, President, $275,000; Jeff Keyes, CFO, $235,000;
Virgil Lott, President, Diagnostic Imaging, $235,000) are all within a requisite peer group and rationale for their scope of
responsibilities.
•
Red Oak believes our audit costs are high.
As a result of our operational changes in 2012 and restructuring efforts announced in
February 2013, we have and will incur additional audit fees.  We are strongly committed to reducing our fees but believe a change in our auditors at this time would be disruptive and potentially threaten the success of our new strategic plan.

• None of the Red Oak nominees have any meaningful healthcare experience.
• Three of five Red Oak nominees have little or no experience serving on a public company board.
• A California bank, co-founded by a Red Oak nominee, was shut down by the
FDIC after suffering heavy losses on mortgages.
• Red Oak founder and nominee, David Sandberg, has been sued by a company alleging he engaged in numerous violations of federal securities laws in making purchases of the company’s common stock.
• One Red Oak nominee currently sits on more than six company boards.

Your Board is Committed to Stockholder Return
Since our last Annual Meeting, we have:
The dissident slate does not have a long-term strategy or relevant industry experience.
Digirad’s Board has a clear, concise and a publicly communicated growth strategy to maximize value for all stockholders.
Added four new independent Board members with significant relevant experience
Initiated and implemented, as well as continuously review, a variety of best corporate governance practices
Initiated and completed a Strategic Review, and clearly announced our plans of that review on February 28, 2013 with the adoption of a new strategic plan
Have been cognizant and disciplined on returning value to stockholders, both by increasing our share buyback and implementing our strategic changes, which is evidenced in our share price, which is up 40% from $1.87 per share on February 7, 2013 (when the
Board was reconstituted) to approximately $2.60 per share on April 12, 2013.

* * * * * * * *

The New Digirad Corporate Structure

DIGIRAD
Digirad Imaging Solutions
Diagnostic Imaging

• Customer Service (Maintenance) • Focused Product Sales • Personnel & Equipment Leasing (Services) • Nuclear Medicine • Ultrasound • Other Mobile Services • New Services 23

DIS: Imaging/Diagnostic Services That Meet Healthcare Needs

Cardius

- Diagnostic need
- Space constraints
- Capital requirements
- Complicated logistics
- Specialized personnel

- Optimized availability – in-office, flexible and scalable
- Compact and patient friendly
- No up-front capital requirements
- Handling of all logistics, personnel and regulatory requirements
- Maintain control of patient/increased practice revenues

DIGIRAD

Delivers licensed staffing and imaging equipment to physicians with no burden and cost of full ownership Personnel Logistics Equipment 24 Physician Issues Benefits to Physician/Healthcare System

DELIVERING VALUE IN A CHANGING CUSTOMER LANDSCAPE

DIGIRAD®
IMAGING SOLUTIONS

DIGIRAD

Physician
Practices
Hospitals
Imaging
Centers
Evolving regulation and economics are forcing structural change in Healthcare
• Increase revenue-generating patients
• Improve level of care
• Participating in integrated networks (ACOs,
acquisitions)
• Multi-use exam room maximizes revenue
• Creating integrated networks (ACOs, acquisitions)
• Community outreach programs (referral patterns and
managing lives)
• Turnkey imaging solution with staffing
• Changes referral patterns
• Turn key imaging solution with staffing
• Ability to meet excess demand
• Hospital acquisitions

WHAT WILL DRIVE CASH FLOW AND GROWTH IN DIS

DIGIRAD

Expand Practice revenues and profits
• Cardiology practices
• Internists
New revenue streams from channel
• New services; variety of other mobile-based services
• Accreditation consulting services
Geographic optimization
Tuck-in acquisitions
Stabilizing reimbursement

Nuclear
Nuclear / Ultrasound
Headquarters
28 Locations

The most profitable component of Diagnostic Imaging: Customer Service
• Includes over 20 Field Service Engineers located throughout the United States
• Flexible and nimble to address customer needs
• Actively managed to increase margins and to enhance cash flows
• Serves a significant installed base of cameras
Camera unit sales
• Continued intent to sell cameras into the market, but at a slower pace, and at a much higher cost optimized level

Continued focus going forward to maximize cash flow from our installed based and increased efficiencies

BALANCE SHEET

	Dec 31 2012	Dec 31 2011	Dec 31 2010
(in millions, except per share)	(Audited)	(Audited)	(Audited)
Cash/Equivalents & Securities	$ 27.2	$ 30.5	$ 30.2
Total Current Assets	$ 39.4	$ 44.0	$ 44.1
Total Current Liabilities	$ 8.2	$ 8.4	$ 8.1
Long-term Debt	--	--	--
Shareholders' Equity	$ 36.4	$ 41.5	$ 44.0
Working Capital Ratio	4.8	5.2	5.4

DIGIRAD

Liquid, Strong Ratios, No Long-Term Debt; Well Positioned to Deploy our Strategy 28

OPERATING RESULTS

	2012*	2011	2010
(in millions, except per share)	(Audited)	(Audited)	(Audited)
Revenues	$ 50.5	$ 53.7	$ 56.2
Gross Profit	13.1	14.8	12.0
Operating Expenses	18.2	18.3	18.6
Operating Loss	(5.1)	(3.5)	(6.6)
Net Loss	(4.9)	(3.3)	(6.2)
Loss Per Share	(0.26)	(0.18)	(0.33)
Weighted Shares Outstanding	19.3	19.1	18.8

DIGIRAD

Managed well through volatile external market dynamics
* 2012 results include $1.2 million of inventory reserve adjustments (included in gross profit) related to our February
28, 2013 restructuring announcement, and impact of $0.4 million estimated settlement of radiopharmaceutical supply litigation (included in operating expenses).